Exhibit 10.15
EQUITY APPRECIATION AGREEMENT
by and between
BOND STREET HOLDINGS LLC
and
FEDERAL DEPOSIT INSURANCE CORPORATION
Dated as of January 22, 2010

EQUITY APPRECIATION AGREEMENT
          This EQUITY APPRECIATION AGREEMENT (this “Agreement”), dated as of January 22, 2010, is by and between Bond Street Holdings LLC, a Delaware limited liability company (the “Company”), and the Federal Deposit Insurance Corporation, in its capacity as Receiver (the “FDIC”).
RECITALS
          WHEREAS, concurrently herewith, FDIC and Premier American Bank, National Association, a wholly owned subsidiary of the Company (the “Buyer”) is entering into that certain Purchase and Assumption Agreement, dated as of the date hereof (as amended from time to time in accordance with its terms, the “P&A Agreement”) pursuant to which Buyer shall purchase and assume certain assets, deposits and certain other liabilities of Premier American Bank, Miami, Florida (the “Old Bank”) from FDIC, as Receiver ; and
WHEREAS, pursuant to the bid of the Company and the Buyer to acquire the Old Bank, FDIC is entitled to receive an equity appreciation payment as provided in, and subject to the terms and conditions of, this Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:
     1. Definitions. As used in this Agreement, the following terms shall have the meanings indicated:
          “Agreement” shall have the meaning set forth in the preamble.
          “Applicable Value” shall mean, in respect of each Company Interest:
          (i) if a Public Float Event occurs, the Company’s five (5) day volume weighted average price per Company Interest as of the date of the Exercise Notice;
          (ii) if a Sale Event occurs, the value of the consideration received per Company Interest upon the closing of such Sale Event.
          “Business Day” means any day that is not a Saturday or Sunday or a legal holiday on which banks are authorized or required by law to be closed in New York, New York.
          “Buyer” shall have the meaning set forth in the Recitals.
          “Closing Date” shall mean the tenth Business Day following delivery of the Exercise Notice in accordance with Section 3(e).
          “Company Interest(s)” shall mean the limited liability company interests of the Company, or in the event the Company converts from a limited liability company to a “C”

corporation or other entity, the number of shares of common stock or other equity into which each such limited liability company interest(s) shall have been converted.
          “EAI Payment” shall have the meaning set forth in Section 2(a).
          “EAI Right” shall have the meaning set forth in Section 2(a).
          “Exercise Notice” shall have the meaning set forth in Section 3(e).
          “Exercise Period” shall have the meaning set forth in Section 3(c).
          “Expiration Date” shall have the meaning set forth in Section 3(d).
          “FDIC” shall have the meaning set forth in the preamble.
          “Initial Public Offering” shall mean the first underwritten public offering of common stock of the Company after which it will both (i) trade on a national securities exchange (which includes, but is not limited to, NYSE, NASDAQ and NYSE Amex Equities) and (ii) have a post-offering public float in excess of One Hundred Million Dollars ($100,000,000).
          “Maximum EAI Payment” shall be Three Million Five Hundred Dollars ($3,500,000).
          “Minimum EAI Payment” shall be One Million Dollars ($1,000,000).
          “Public Float Event” shall mean an Initial Public Offering.
          “Sale Event” shall mean a transaction or a related combination of transactions resulting in a disposition of all or substantially all of the Company’s assets where the aggregate sale price exceeds the aggregate amount of all the capital invested by the Company’s equity holders. If the consideration to be received in a Sale Event is not cash or marketable securities, the value of such consideration shall be determined, in good faith, by the managing board of the Company.
          “Transfer” shall mean any transfer, sale, exchange, assignment, pledge, or hypothecation of, creation of a lien or other encumbrance or security interest in or upon, or other disposition of, the EAI Right; provided, that such a Transfer may only be made with respect to all (and not part) of the EAI Right, and the term “Transferred” shall have the meaning correlative to the foregoing.
          “Trigger Event” shall have the meaning set forth in Section 3(a).
          “Trigger Notice” shall have the meaning set forth in Section 3(b).
     2. EAI Right.
          (a) Upon the occurrence of a Trigger Event (as defined below), FDIC will have the one time right (the “EAI Right”) to receive a payment in cash (the “EAI Payment”),

equal to the Applicable Value of fifty thousand (50,000) Company Interests; provided that, in no event shall the aggregate amount of such Applicable Value for all such 50,000 Company Interests be less than the Minimum EAI Payment or greater than the Maximum EAI Payment.
          (b) Adjustments for Stock Splits, etc. The number of Company Interests to which the EAI Right relates shall be appropriately adjusted, as determined by the managing board of the Company, to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Interests), reclassification, reorganization, recapitalization or similar transaction occurring after the date hereof and prior to the Expiration Date; provided that, notwithstanding the foregoing, in no event shall the aggregate amount of the Applicable Value for all Company Interests be less than the Minimum EAI Payment or greater than the Maximum EAI Payment.
     3. Exercise of EAI Right.
          (a) Conditions to Exercise. The EAI Right shall become exercisable, in whole but not in part, only upon the earlier of the consummation of (i) a Public Float Event, or (ii) the closing of a Sale Event (any such event in clause (i) or (ii), a “Trigger Event”).
          (b) Exercise Notice. Within five (5) Business Days of the consummation of a Trigger Event, the Company shall send FDIC a written notice stating that a Trigger Event has occurred (a “Trigger Notice”). Such Trigger Notice shall be delivered either in person or by overnight courier.
          (c) Exercise Period. The EAI Right may be exercised at any time during the period (the “Exercise Period”) commencing at 9:00 A.M., New York City time on the date of the Trigger Notice (and if such date is not a Business Day, then the next Business Day) and ending at 5:00 P.M., New York City time, on the sixtieth calendar day (and if such sixtieth calendar day is not a Business Day, then the next Business Day) following the date of the Trigger Notice.
          (d) Expiration Date. Unless earlier exercised as provided herein, the EAI Right shall expire upon the earlier of (i) the end of the Exercise Period and (ii) 5:00 P.M., New York City time, on the tenth anniversary of the date of this Agreement (any such date, the “Expiration Date”).
          (e) Manner of Exercise. In order to exercise the EAI Right, FDIC shall deliver to the Company a written notice in the form of Exhibit A hereto (the “Exercise Notice”), at any time on or after the date on which the EAI Right becomes exercisable as provided in Section 3(c). If an Exercise Notice is properly given, FDIC shall be entitled to receive the EAI Payment on the Closing Date.
     4. Conversion to C Corporation. FDIC understands and agrees that the Company intends to convert from a limited liability company to a “C” corporation and further understands and agrees that appropriate modifications to the EAI Right shall be made, without the consent of FDIC, to conform the EAI Right in connection with such conversion; provided that such conversion will not affect FDIC’s right to receive cash as provided herein.

     5. Transfers Prior to Exercise Period. FDIC may Transfer its right, title and interest in and to the EAI Right without the consent of the Company (provided that FDIC shall notify the Company in writing prior to the any such Transfer) at any time prior to the earlier of (i) the date on which the EAI Right becomes exercisable pursuant to Section 2 hereof or (ii) the Expiration Date, so long as such Transfer does not violate any applicable law, rule or regulation.
     6. Binding Effect. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, personal representatives, legatees, successors and permitted assigns.
     7. No Impairment. The Company will not, by amendment of its operating agreement or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of FDIC against impairment.
     8. Notices. Any notice, demand or request which may be permitted, required or desired to be given in connection with herewith shall be given in writing and directed to the parties hereto as follows:
          if to FDIC, to:
Manager, Special Programs
Division of Resolutions and Receiverships
Federal Deposit Insurance Corporation
550 17th Street, NW (Room F-7028)
Washington, D.C. 20429-0002
Attention: Philip Mangano
E-mail Address: PMangano@fdic.gov
          with a copy to: Senior Counsel
FDIC Legal Division
Federal Deposit Insurance Corporation
Special Issues Unit
3501 Fairfax Drive (Room E-7056)
Arlington, Virginia 22226
Attention: David Gearin
E-mail Address: DGearin@fdic.gov
          if to the Company, to:
Bond Street Holdings LLC
9010 Strada Stell Ct, Suite 105
Naples, Florida 34109
Attn: Stuart Oran

          with a copy to:
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attn: James Grayer, Esq.
Notices shall be deemed properly delivered and received when delivered to both the primary notice party and copied parties (i) if personally delivered, upon receipt or refusal to accept delivery, (ii) if sent by a commercial overnight courier for delivery on the next business day, on the first business day after deposit with such courier service (or the third business day if sent to an address not in the United States), or (iii) if sent by registered or certified mail, five (5) days after deposit thereof in the U.S. mail. Any party may change its address for delivery of notices by properly notifying the others pursuant to this Section 8. For the avoidance of doubt, email notices shall not be deemed proper delivery for purposes of this Agreement.
     9. Amendment. This Agreement may be modified or amended only by an instrument in writing, duly executed by the Company on the one hand, and the FDIC, on the other hand.
     10. Governing Law. This Agreement shall be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and, insofar as there may be no applicable federal law, shall be governed in accordance with the laws of the State of New York. Each of the Company and FDIC agrees (a) to submit to the exclusive jurisdiction and venue of the federal courts located in the State of New York for any civil action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and (b) that notice may be served upon the Company and FDIC at the addresses in Section 8 above. To the extent permitted by applicable law, each of the Company and FDIC hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to this Agreement or the transactions contemplated hereby.
     11. Severability. If any provision of this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, such provision shall not affect the other provisions, but such invalid or unenforceable provision shall be deemed modified to the extent necessary to render it valid or enforceable, preserving to the fullest extent permissible the intent of the parties set forth herein.
     12. Headings; Units. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.
     13. Counterparts; Facsimile. For the convenience of the parties, any number of counterparts hereof may be executed, each such executed counterpart shall be deemed an original, and all such counterparts together shall constitute one and the same instrument. Facsimile transmission or other electronic transmission of any signed original counterpart and/or retransmission of any signed facsimile transmission or other electronic transmission shall be deemed the same as the delivery of an original.

     14. Entire Agreement. This Agreement and the P&A Agreement (including the exhibits and schedules of each of the foregoing) contain the entire understanding of the parties hereto with respect to the subject matter hereof.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BOND STREET HOLDINGS LLC
By:	/s/ Daniel M. Healy
	Name:	Daniel M. Healy
	Title:	President and Chief Executive Officer

FEDERAL DEPOSIT INSURANCE CORPORATION
By:	/s/ Herbert Held
	Name:	Herbert Held
	Title:	Associate Director

[Signature Page to Equity Appreciation Agreement]

Exhibit A
FORM OF EXERCISE NOTICE
To: Bond Street Holdings LLC (the “Company”):
     The undersigned hereby gives notice pursuant to Section 3(e) of that certain Equity Appreciation Agreement by and between the Company and the undersigned of its election to exercise its EAI Right, in whole but not in part, such exercise to be consummated on the tenth business day following delivery of this notice, all in accordance with the terms and provisions of the Equity Appreciation Agreement.

By:
Name:
Title: